Exhibit 10.14

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the “Agreement”) is made and entered into this February, 04, 2025 by and between Centurion Tech Holdings Limited (the “Lender”), a British Virgin Islands company located at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, and Elite Express Holding Inc. (the “Borrower”), a Delaware corporation with principal office at 23046 Avenida de la Carlota, Suite #600, Laguna Hills, California 92653, USA.

RECITALS:

WHEREAS, the Lender has agreed to provide a revolving line of credit to the Borrower to support operational liquidity and business expansion; and

WHEREAS, the Borrower intends to utilize the line of credit as needed and repay the amounts advanced under the terms set forth herein.

AGREEMENTS:

1. Line of Credit

The Lender hereby establishes a twenty-four (24) month revolving line of credit (the “Line of Credit”) up to the maximum amount of Two Million Dollars ($2,000,000) (the “Credit Limit”), representing the maximum aggregate amount of advances (each an “Advance”) that may be outstanding at any time under the Line of Credit. The Borrower may draw down, at any time and from time to time, an amount not exceeding the Credit Limit, subject to the terms and conditions specified in this Agreement. The obligation of Borrower to repay the Line of Credit Advance, including interest thereon, shall be evidenced by a promissory note set forth in Exhibit A of even date herewith payable to Lender in the amount of Two Million Dollars ($2,000,000).

2. Renewal and Extension of Line of Credit

Lender, from the date hereof until February 3, 2027 (as it may extended in writing subject to condition set forth below, the “Maturity Date”), shall make advances to Borrower under the Line of Credit. The Borrower may, at its sole discretion, request an extension of the Line of Credit for an additional twelve (12)-month period, subject to the Lender’s approval.

3. Interest Rate & Charges

All sums advanced pursuant to this Agreement shall bear simple interest at a rate of 12.0% per annum (1.0% per month) on the outstanding principal balance.

Interest shall be calculated on a daily basis and shall accrue from the date each Advance is made until full repayment.

4. Repayment Terms

Interest Payments: Interest on the then outstanding principal balance shall be payable on a quarterly basis commencing 90 days after the Effective Date and continuing each quarterly thereafter.

Principal Repayment: The entire unpaid principal balance, together with any unpaid accrued interest, shall be due and payable in full on the Maturity Date, unless extended per Section 2.

Prepayment: The Borrower may prepay any portion of the outstanding balance at any time without penalty.

5. Entire Agreement; Amendment

This Agreement with Exhibit constitute the entire agreement among Lender and Borrower with repect to the subject matter hereof and supersede all prior agreements and understanding, oral and written. The provisions of this Agreement may be amended or waived only by writing signed by both parties.

6. Severability

If any provision of this Agreement shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Agreement shall not be affected.

7. Binding Effect

The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, transfer, or delegate this Agreement without the prior written consent of the other party.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first set forth above.

LENDER:

Centurion Tech Holdings Limited

By:	/s/ Wei Cui

Name: Wei Cui

Title: Authorized Signatory

BORROWER:

Elite Express Holding Inc.

By:	/s/ Yidan Chen

Name: Yidan Chen

Title: Chief Executive Officer

EXHIBIT A – PROMISSORY NOTE

FOR VALUE RECEIVED, Elite Express Holding Inc. (the “Borrower”) promises to pay Centurion Tech Holdings Limited (the “Lender”) the principal sum of $2,000,000, or such lesser amount as may be advanced under the terms of the Revolving Line of Credit Agreement.

Interest Rate: 12% per annum.

Repayment Terms: Quarterly interest payments, full principal due at maturity.

Prepayment: Allowed without penalty.

Default: Entire outstanding balance due upon default.

Borrower:

Elite Express Holding Inc.

By:	/s/ Yidan Chen

Name: Yidan Chen

Title: Chief Executive Officer